UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

Premier Exhibitions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 842-2600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
Premier Exhibition, Inc.’s Annual Meeting of Shareholders was held on Thursday, August 25, 2011. The following persons were elected to the Board of Directors for a term of one year:

	FOR	AUTHORITY WITHHELD

William M. Adams	13,190,101	1,286,919

Douglas Banker	11,558,641	2,918,379

Ronald C. Bernard	13,190,101	1,286,919

Christopher J. Davino	13,190,893	1,286.127

Stephen W. Palley	13,190,101	1,286,919

Mark A. Sellers	13,059,002	1,418,018

Bruce Steinberg	13,191,065	1,285,955

Samuel S. Weiser	12,173,655	2,303,365
Shareholders ratified the appointment of Cherry, Bekhaert & Holland, L.L.P. as Premier’s independent registered public accounting firm for fiscal year 2012. Stockholders cast 28,210,299 votes for the appointment, 306,937 votes against the appointment and abstained from casting 236,301votes on the appointment of the independent registered public accounting firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
By:	/s/ Michael Little
Michael Little
Chief Financial Officer

Date: August 30, 2011